Exhibit 99.1

SG Blocks Announces Second Quarter Financial Results

NEW YORK, NY--(Marketwired – Aug. 9, 2017) - SG Blocks, Inc. (NASDAQ: SGBX) ("SG Blocks" or the "Company"), a premier designer, innovator and fabricator of container-based structures, today announced its operating results for the three months ended June 30, 2017, as published in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

Operating Results for the Quarter Ended June 30, 2017:

•	Total revenues increased 17% to $1,001,734 for the three months ended June 30, 2017, compared to $828,477 for the three month period ending June 30, 2016.
•	Gross profit for the three months ended June 30, 2017 was $145,787 compared to $141,732 for the three month period ending June 30, 2016.

•	GAAP net loss was $(1,705,672), or $(3.15) per basic and diluted share, for the three months ended June 30, 2017 with 541,424 weighted average basic and diluted shares outstanding as of June 30, 2017.
•	Non-GAAP net loss was $318,998, or $ (0.59) per basic and diluted share, for the three months ended June 30, 2017, with 541,424 weighted average basic and diluted shares outstanding as of June 30, 2017. Reconciliations between net income, earnings per share and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled "Reconciliation of EBITDA and Adjusted EBITDA to the nearest GAAP measure, net loss."
•	As of June 30, 2017, the Company had $5,662,488 of cash and cash equivalents and short-term investments.

Paul Galvin, Chief Executive Officer of SG Blocks, stated, "It’s been a very busy quarter for us at SG Blocks. The recent public offering of our shares now traded on Nasdaq, resulting in net proceeds of approximately $7.2 million, has placed the Company on its strongest financial footing to date, with no debt and a clean capital structure. With a construction backlog of $9.7 million on June 30th, we are galvanized around our core as the first company to receive an ESR rating from the ICC, and we are driving growth with disciplined decisions, product leadership and focused execution.  We are very optimistic about the future, and we look forward to building atop recent operational momentum while driving towards measurable earnings growth.”

Galvin concluded, "I want to also take this opportunity to thank all of those who have supported us and helped get us where we are today. We are grateful and humbled by your support. Rest assured, we will continue to work diligently on your behalf as we focus on building shareholder value.”

Mahesh Shetty, Chief Financial Officer of SG Blocks, stated, “We have held the line on our operating expenses and look forward to expanding our margins as we execute on our pipeline.”

SG Blocks will host a corresponding conference call to discuss the results with Chief Executive Officer Paul Galvin and Chief Financial Officer Mahesh Shetty today at 4:30 PM ET/1:30 PM PT. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-9716 ten minutes prior to the scheduled start time. International callers should dial (201) 493-6779.

In addition, the call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Company's website at www.sgblocks.com. The broadcast will be archived online upon completion of the conference call. A telephonic replay of the conference call will also be available until 11:59 p.m. ET on Wednesday, August 23, 2017 by dialing (844) 512-2921 in the U.S. and Canada and (412) 317-6671 internationally and entering the pin number: 13668248.

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SG BLOCKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	Successor 2017	Predecessor 2016	Successor 2017	Predecessor 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Construction revenue	$882,499	$801,692	$1,402,457	$1,004,216
Engineering services	119,235	26,785	203,870	52,007
Project management	-	-	-	-
Total	1,001,734	828,477	1,606,327	1,056,223

Cost of revenue:
Construction revenue	738,860	664,848	1,133,026	816,076
Engineering services	117,087	21,897	174,285	43,898
Project management	-	-	-	-
Total	855,947	686,745	1,307,311	859,974

Gross profit	145,787	141,732	299,016	196,249

Operating expenses:
Payroll and related expenses	292,550	200,318	635,598	367,254
General and administrative expenses	330,118	432,249	724,059	557,069
Marketing and business development expense	37,618	12,877	66,186	22,729
Pre-project expenses	7,508	22,233	16,647	26,411
Total	667,794	667,677	1,442,490	973,463

Operating loss	(522,007)	(525,945)	(1,143,474)	(777,214)

Other income (expense):
Interest expense	(165,194)	(265,253)	(330,388)	(429,017)
Interest income	4	5	8	8
Loss on conversion of convertible debentures	(1,018,475)	-	(1,018,475)	-
Change in fair value of financial instruments	-	-	96,327	-
Total	(1,183,665)	(265,248)	(1,252,528)	(429,009)

Net loss before reorganization items	(1,705,672)	(791,193)	(2,396,002)	(1,206,223)

Reorganization items:
Legal and professional fees	-	(80,239)	-	(171,893)
Gain on reorganization	-	713,379	-	713,379
Total	-	633,140	-	541,486

Net loss	$(1,705,672)	$(158,053)	$(2,396,002)	$(664,737)

Net loss per share - basic and diluted:
Basic and diluted	$(3.15)	$0.00	$(6.75)	$(0.01)

Weighted average shares outstanding:
Basic and diluted	541,424	42,918,927	354,703	42,918,927

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SG BLOCKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,632,463	$549,100
Short-term investment	30,025	30,017
Accounts receivable, net	97,441	234,518
Costs and estimated earnings in excess of billings on uncompleted contracts	258,149	33,349
Prepaid expenses	317,344	124,720
Inventory	-	9,445
Total current assets	6,335,422	981,149
Equipment, net	4,180	5,559
Goodwill	4,162,173	4,162,173
Intangible assets, net	3,322,879	3,587,250

Totals	$13,824,654	$8,736,131

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,444,068	$350,772
Billings in excess of costs and estimated earnings on uncompleted contracts	439,191	48,478
Deferred revenue	-	72,788
Conversion option liabilities	-	384,461
Total current liabilities	1,883,259	856,499
Convertible debentures, net of discounts	-	2,446,337
Total liabilities	1,883,259	3,302,836

Commitments and Contingencies

Stockholders’ equity:
Preferred stock, $1.00 par value, 5,405,010 shares authorized; 0 issued and outstanding as of June 30, 2017 and 1,801,670 issued and outstanding as of December 31, 2016	-	1,801,670
Common stock, $0.01 par value, 300,000,000 shares authorized; 3,982,238 issued and outstanding as of June 30, 2017 and 163,901 issued and outstanding as of December 31, 2016	39,823	1,639
Additional paid-in capital	15,604,150	4,936,562
Accumulated deficit	(3,702,578)	(1,306,576)
Total stockholders’ equity	11,941,395	5,433,295

Totals	$13,824,654	$8,736,131

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SG BLOCKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor For the Six Months Ended June 30, 2017	Predecessor For the Six Months Ended June 30, 2016
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(2,396,002)	$(664,737)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,379	1,629
Amortization of debt issuance costs	-	5,204
Amortization of discount on convertible debentures	330,388	387,965
Amortization of intangible assets	293,191	-
Interest income on short-term investment	(8)	(8)
Loss on conversion of convertible debentures	1,018,475	-
Change in fair value of financial instruments	(96,327)	-
Interest expense on debtor in possession financing	-	35,848
Gain on reorganization	-	(713,379)
Stock-based compensation	209,383	119,146
Changes in operating assets and liabilities:
Accounts receivable	137,077	(104,858)
Cost and estimated earnings in excess of billings on uncompleted contracts	(224,800)	-
Prepaid expenses	(192,624)	(28,589)
Inventory	9,445	118,011
Intangible assets	(28,820)	-
Accounts payable and accrued expenses	378,123	269,317
Accounts payable and accrued expenses – subject to compromise	-	(22,457)
Related party accounts payable and accrued expenses	-	(163,522)
Billings in excess of costs and estimated earnings on uncompleted contracts	390,713	14,650
Deferred revenue	(72,788)	(87,115)
Net cash used in operating activities	(243,195)	(832,895)

Cash flows provided by investing activities:
Security deposit refund	-	2,700
Net cash provided by investing activities	-	2,700

Cash flows from financing activities:
Proceeds from issuance of convertible debentures	-	1,319,001
Proceeds from public stock offering, net of offering costs	6,826,558	-
Payments on convertible debentures	(1,500,000)	-
Net cash provided by financing activities	5,326,558	1,319,001

Net increase in cash and cash equivalents	5,083,363	488,806

Cash and cash equivalents - beginning of period	549,100	466,997

Cash and cash equivalents - end of period	$5,632,463	$955,803

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Supplemental disclosure of non-cash financing activities:
Conversion of debtor in possession financing to convertible debentures	$-	$600,000
Conversion of convertible debentures to common stock	$2,583,334	$-
Conversion of preferred stock to common stock	$1,801,670	$-
Offering costs not paid and included in accounts payable and accrued expenses	$715,173	$-

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SG BLOCKS, INC. AND SUBSIDIARIES

Reconciliation of EBITDA and Adjusted EBITDA to the nearest GAAP measure, net loss

	Six Months Ended June 30, 2017	Three Months Ended June 30, 2017
Net loss	$(2,396,002)	$(1,705,672)
Addback interest expense	330,388	165,194
Addback depreciation and amortization	294,570	148,005
EBITDA (non-GAAP)	(1,771,044)	(1,392,473)

Addback loss on conversion of convertible debentures	1,018,475	1,018,475
Less change in fair value of financial instruments	(96,327)	-
Addback stock compensation expense	209,383	55,000
Adjusted EBITDA (non-GAAP)	$(639,513)	$(318,998)

About SG Blocks, Inc.

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. For more information, visit www.sgblocks.com.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

•	Contact Information

Media

Rubenstein Public Relations

Kati Bergou

212-805-3014

Email Contact

Investors

Jason Assad

678-570-6791

Email Contact

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